Exhibit 99.1

Contact: Yvonne Gill
October 29, 2008	570-724-0247
yvonneg@cnbankpa.com
C&N ANNOUNCES THIRD QUARTER 2008 UNAUDITED FINANCIAL RESULTS
FOR IMMEDIATE RELEASE:
          Wellsboro, PA — Citizens & Northern Corporation announced its unaudited, consolidated financial results for the third quarter and first nine months of 2008.
          Net income for the first nine months of 2008 was $7,881,000, or $0.88 per diluted share, an increase of 6.0% over net income per diluted share of $0.83 for the first nine months of 2007. Pre-tax losses from available-for-sale securities totaled $5,460,000 in the first nine months of 2008, as compared to $79,000 in the first nine months of 2007. Securities losses in 2008 included the effects of impairment charges on pooled trust-preferred securities totaling $4,289,000 and bank stocks totaling $1,878,000. Excluding the after-tax impact of losses on available-for-sale securities, net income per diluted share for the nine months ended September 30, 2008 was $1.28, or 54.2% higher than the corresponding amount for the first nine months of 2007.
          Pooled trust-preferred securities are long-term instruments, mainly issued by banks, with 30 or more companies included in each pool. The impairment charges on pooled trust-preferred securities resulted from management’s assessment that it is unlikely all previously anticipated principal and interest will be received on three of the securities. Accordingly, management wrote down the cost basis of these three securities to their estimated fair values as of September 30, 2008. After the impact of the impairment charges, C&N’s cost basis in pooled trust-preferred securities totaled $86.6 million, and the estimated fair value at September 30, 2008 was $63.2 million.
          Other significant changes in the components of earnings for the first nine months of 2008, as compared to the same period in 2007, were as follows:
•	The interest margin was $5,031,000, or 18.8% higher in the current year. The improved interest margin includes the impact of the Citizens Bancorp, Inc. acquisition, which was effective May 1,

2007. The interest margin has also been positively impacted by lower short-term market interest rates, which have reduced interest rates paid on deposits and borrowings, and by higher earnings on the investment portfolio resulting from higher average total holdings of securities.

•	Noninterest income increased $2,095,000, or 27.5%. Service charges on deposit accounts increased $1,416,000, or 77.6%, as a result of growth in deposit volumes from the Citizens Bancorp acquisition, as well as higher fees associated with a new overdraft privilege program. Also, in 2008, noninterest income included a gain of $533,000 from redemption of restricted shares of Visa, resulting from Visa’s initial public offering. Trust and Financial Management revenue increased $191,000, or 7.6%, mainly as a result of the addition of Citizens Bancorp.

•	The provision for loan losses was $669,000, or $440,000 higher than the first nine months of 2007 amount.
THIRD QUARTER 2008:
          Third quarter 2008 earnings were significantly impacted by losses from impaired securities, as discussed above, including pre-tax losses from impaired pooled trust-preferred securities of $4,289,000 and bank stocks of $458,000. Net income per diluted share for the third quarter 2008 was $0.11. Excluding the impact of losses on available-for-sale securities, net income per diluted share for the third quarter 2008 was $0.44, as compared to $0.32 in the third quarter 2007. The net interest margin was $1,594,000 (16.8%) higher in the third quarter 2008 than in the third quarter 2007.
          Third quarter 2008 net income per diluted share, excluding losses from available-for-sale securities, is $0.04 lower than corresponding second quarter 2008 results. Although the net interest margin increased $452,000 in the third quarter 2008 over the prior quarter, the provision for loan losses increased $517,000, and noninterest expenses increased $479,000. C&N benefited from a negative provision for loan losses in the second quarter 2008 of $376,000, resulting from receipt of a payoff on a commercial loan for which an allowance had been established. In the third quarter 2008, increases in noninterest expense included professional fees and severance costs associated with organizational restructuring activities designed to generate future improvements in efficiency and profitability, as well as increases in FDIC insurance costs and charitable contributions.

          Changes in other unaudited financial information are as follows:
•	Total assets amounted to $1,288,897,000 at September 30, 2008, up from $1,287,061,000 as of June 30, 2008 and 7.9% higher than total assets of $1,195,031,000 at September 30, 2007. The increase in total assets from the level a year earlier includes an increase in available-for-sale securities of $73.5 million, funded mainly by borrowings.

•	Net loans increased to $748,909,000 at September 30, 2008 from $741,378,000 at June 30, 2008. Net loans were up 1.6% from the balance at September 30, 2007.

•	Total deposits and repo sweep accounts increased to $896,726,000 at September 30, 2008 from $882,352,000 at June 30, 2008. Total deposits and repo sweeps were up 3.4% from the balance at September 30, 2007.

•	Total shareholders’ equity was $122,074,000 at September 30, 2008, as compared to $130,474,000 at June 30, 2008 and $140,383,000 at September 30, 2007. Shareholders’ equity included total accumulated other comprehensive loss of $23,262,000 at September 30, 2008, $16,190,000 at June 30, 2008 and $3,291,000 at September 30, 2007. Accumulated other comprehensive income or loss is a component of shareholders’ equity, with changes excluded from earnings and reported as an increase or decrease in equity. The accumulated other comprehensive loss balances are mainly from unrealized losses on available-for-sale securities. Management monitors the securities portfolio for factors that could trigger an impairment charge, and as of September 30, 2008, management believes the losses that have not been charged to earnings to be temporary.

•	Assets under management by C&N’s Trust and Financial Management Group amounted to $602,072,000 at September 30, 2008, 11.8% lower than one year earlier. In 2008, falling stock market values have negatively affected the value of Trust assets under management.
          Citizens & Northern Corporation is the parent company of Citizens & Northern Bank and First State Bank. Citizens & Northern Bank is a local, independent community bank providing complete financial, investment and insurance services through 24 full service offices throughout Tioga, Bradford, Sullivan and Lycoming counties in Pennsylvania, and through the Citizens Trust Company locations in Coudersport, Emporium and Port Allegany. Citizens Trust Company can be found on the worldwide web at www.citizenstrustcompany.com. First State Bank provides banking services through its offices in Canisteo and South Hornell, NY. C&N can be found on the worldwide web at www.cnbankpa.com. First State Bank can be found on the web at www.fsbcanisteo.com. The Company’s stock is listed on NASDAQ Capital Market Securities under the symbol CZNC.

Safe Harbor Statement: Except for historical information contained herein, the matters discussed in this release are forward-looking statements. Investors are cautioned that all forward-looking statements involve risks and uncertainty, including without limitation, the following: changes in monetary and fiscal policies of the Federal Reserve Board and the U.S. Government, particularly related to changes in interest rates; changes in general economic conditions; legislative or regulatory changes; downturn in demand for loan, deposit and other financial services in the Corporation’s market area; increased competition from other banks and non-bank providers of financial services; technological changes and increased technology-related costs; changes in management’s assessment of realization of securities and other assets; and changes in accounting principles, or the application of generally accepted accounting principles. Citizens & Northern disclaims any intention or obligation to publicly update or revise any forward-looking statements, whether as a result of events or circumstances after the date hereof or to reflect the occurrence of unanticipated events.